UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RAIT FINANCIAL TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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4)	Date Filed:

Below is a letter intended to be released to certain shareholders of RAIT Financial Trust on or after April 29, 2011.

April 29, 2011

Dear Shareholder:

By now, you should have received your proxy statement, annual report and proxy form for the RAIT Financial Trust 2011 Annual Meeting of Shareholders which will be held on May 17, 2011.

According to our records, your shares have not yet been voted. Please vote today! Your vote is extremely important to us. Voting only takes a moment, and instructions are included on the enclosed proxy form. You can vote your shares by phone, internet or U.S. mail using the enclosed postage-paid envelope.

Your Board of Trustees recommends the following votes for each of the respectively numbered proposals outlined in the proxy statement:

1.	A vote “FOR” all trustee nominees;

2.	A vote “FOR” the approval of the selection of Grant Thornton LLP as the independent registered public accounting firm for RAIT Financial Trust for the fiscal year ending December 31, 2011;

3.	A vote “FOR” the amendment and restatement of the RAIT Financial Trust 2008 Incentive Award Plan;

4.	A vote “FOR” advisory approval of the resolution on executive compensation; and

5.	A vote of “3 YEAR” frequency for the advisory vote on the frequency of future advisory votes.

If you have any questions or need assistance voting, please contact Phoenix Advisory Partners, our proxy solicitor, at 1-877-478-5038.

Thank you for your time and participation in the voting process. We appreciate your input. If you have already submitted your proxy, please accept our thanks and disregard this letter.

On behalf of your Board of Trustees,

/s/ RAPHAEL LICHT
Raphael Licht,
Secretary